Exhibit 10.2

COMMON STOCK PURCHASE AGREEMENT

AGREEMENT (this “Agreement”) entered into as of the 24th day of September, 2021, by and between Venetian-1 Acquisition Corp., a Delaware corporation (the “Company”), and Mark Tompkins, an individual (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase, and the Company desires to sell, an aggregate of 4,750,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) upon the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Purchaser and the Company hereby agree as follows:

SECTION 1: SALE OF THE SHARES

1.1 Sale of the Shares. Subject to the terms and conditions hereof, the Company will sell to the Purchaser and the Purchaser will purchase from the Company, upon the execution and delivery of this Agreement, the Shares for a purchase price equal to $475 (the “Purchase Price”).

SECTION 2: CLOSING DATE; DELIVERY

2.1 Closing Date. The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held immediately following the execution and delivery of this Agreement.

2.2 Delivery at Closing. At the Closing, the Company will record the issuance of the Shares in the Company’s stock ledger with respect to the Common Stock of the Company in the Purchaser’s name, against payment of the Purchase Price therefore as indicated above.

SECTION 3: REPRESENTATIONS AND WARRANTIES OF PURCHASER

The undersigned Purchaser hereby represents and warrants to the Company as follows:

3.1 Restricted Securities. None of the Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Purchaser acknowledges that the Shares have not been recommended by any US Federal or State securities commission or regulatory authority and have not confirmed the accuracy or determined the adequacy of this Agreement. The Purchaser understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) thereof and, if deemed advisable by the Company, the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Agreement. The Purchaser understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

3.2 Experience. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision. The Purchaser has adequate means of providing for the Purchaser’s current needs and possible future contingencies and the Purchaser has no need, and anticipates no need in the foreseeable future, to sell the Shares for which the Purchaser subscribes. The Purchaser is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, the Purchaser is able to hold the Shares for an indefinite period of time and has sufficient net worth to sustain a loss of the Purchaser’s entire investment in the Company in the event such loss should occur. Except as otherwise indicated herein, the Purchaser is the sole party in interest as to its investment in the Company, and it is acquiring the Shares solely for investment for the Purchaser’s own account and has no present agreement, understanding or arrangement to subdivide, sell, assign, transfer or otherwise dispose of all or any part of the Shares subscribed for to any other person.

3.3 Investment; Access to Data. The Purchaser has carefully reviewed and understands the risks of, and other considerations relating to, a purchase of the Shares and an investment in the Company. The Purchaser has been furnished materials relating to the Company, the private placement of the Common Stock or anything else that it has requested and has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense. Representatives of the Company have answered all inquiries that the Purchaser has made of them concerning the Company, or any other matters relating to the formation and operation of the Company and the offering and sale of the Common Stock. The Purchaser has not been furnished any offering literature other than the materials that the Company may have provided at the request of the Purchaser; and the Purchaser has relied only on such information furnished or made available to the Purchaser by the Company as described in this Section. The Purchaser is acquiring the Shares for investment for the Purchaser’s own account, not as a nominee or agent and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser acknowledges that the Company is a start-up company with no current operations, assets or operating history, which may possibly cause a loss of Purchaser’s entire investment in the Company.

3.4 Authorization. (a) This Agreement, upon execution and delivery thereof, will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally.

(b) The execution, delivery and performance by Purchaser of this Agreement and compliance therewith and the purchase and sale of the Shares will not result in a violation of and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, any provision of state or Federal law to which Purchaser is subject, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Purchaser is a party or by which the Purchaser is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Purchaser pursuant to any such term.

3.5 Accredited Investor. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended and has executed the statement of accredited investor annexed hereto as Exhibit A.

SECTION 4: MISCELLANEOUS

4.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

4.2 Survival. The terms, conditions and agreements made herein shall survive the Closing.

4.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.4 Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire and full understanding and agreement between the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all the parties hereto.

4.5 Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument. This Agreement may be executed by facsimile or pdf signature by any party and such signature will be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first written above

VENETIAN-1 ACQUISITION CORP.

By:	/s/ Ian Jacobs
Ian Jacobs
President, Secretary, Chief Executive Officer, and Chief Financial Officer

PURCHASER

/s/ Mark Tompkins
Mark Tompkins